UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BRIGHT GREEN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BRIGHT GREEN CORPORATION

1033 George Hanosh Boulevard

Grants, NM 87020

To our Stockholders:

We are pleased to invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Bright Green Corporation (the “Company” or “BGC”), to be held on December 6, 2023 at 10:00 a.m. Mountain Time, at https://www.virtualmeetingportal.com/brightgreencorp/2023. The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively on the internet. No physical meeting will be held.

Details regarding how to attend the Annual Meeting and the business to be conducted at the Annual Meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting, and we hope you will vote as soon as possible. You may vote by proxy over the Internet or by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by mail will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

Thank you for your ongoing support of, and continued interest in, Bright Green Corporation.

Sincerely,

/s/ Terry Rafih	/s/ Gurvinder Singh
Terry Rafih	Gurvinder Singh
Executive Chairman of the Board	Chief Executive Officer

Grants, New Mexico

November 7, 2023

BRIGHT GREEN CORPORATION

1033 George Hanosh Boulevard

Grants, NM 87020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m. Mountain Time, on December 6, 2023.

Place	The Annual Meeting will be held virtually, at https://www.virtualmeetingportal.com/brightgreencorp/2023. No physical meeting will be held.

Items of Business

(1) To elect Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore, and to the Board of Directors (the “Board”) of Bright Green Corporation (the “Company”), to serve until our next annual meeting of stockholders;

(2) To ratify the appointment of SRCO, C.P.A., Professional Corporation (“SRCO”), as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

(3) To transact other business that may properly come before the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	October 25, 2023. Only stockholders as of the record date of October 25, 2023 are entitled to notice of and to vote at the Annual Meeting.

Meeting Admission	You are invited to virtually attend the Annual Meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of October 25, 2023. You may attend the Annual Meeting and vote during the Annual Meeting by visiting https://www.virtualmeetingportal.com/brightgreencorp/2023 and using your control number to enter the Annual Meeting. If you are not a registered stockholder but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership.

Voting

Your vote is very important. You may vote by proxy over the Internet or by mail by following the instructions on the proxy card or voting instruction card. With respect to all matters that will come before the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on October 25, 2023, the record date.

For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” in the accompanying proxy statement.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website https://investors.brightgreen.us, or, if you are a registered holder, contact our transfer agent by writing Vstock Transfer, LLC (“Vstock”) 18 Lafayette Place, Woodmere, NY 11598. You may also contact our transfer agent via email at info@vstocktransfer.com or by telephone at (212) 828-8436.

By Order of the Board of Directors,

/s/ Terry Rafih
Terry Rafih
Executive Chairman of the Board
Grants, New Mexico
November 7, 2023

BRIGHT GREEN CORPORATION PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 6, 2023

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully. In this proxy statement, we refer to Bright Green Corporation, a Delaware corporation, as BGC, the Company, we, us, our and other similar pronouns.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the 2023 annual meeting of stockholders of Bright Green Corporation, a Delaware corporation, and any postponements or adjournments thereof. The Annual Meeting will be held on December 6, 2023 at 10:00 a.m. Mountain Time, at https://www.virtualmeetingportal.com/brightgreencorp/2023.

Stockholders are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. The proxy statement is being mailed on or about November 7, 2023 to all stockholders entitled to vote at the Annual meeting.

Who may vote at the Annual Meeting?

Only stockholders as of the close of business on October 25, 2023, the record date, are entitled to vote at the Annual Meeting. As of the record date, there were 183,883,818 shares of our common stock issued and outstanding, held by 94 holders of record. We do not have cumulative voting rights for the election of directors.

How do I gain admission to the Annual Meeting or vote my shares at the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, which was October 25, 2023, or you hold a valid proxy for the Annual Meeting.

Registered Stockholders

If your shares are registered in your name with Vstock and you wish to attend the online-only virtual meeting, go to https://www.virtualmeetingportal.com/brightgreencorp/2023, enter the control number you received on your proxy card or notice of the meeting and click on the “Register to attend the meeting” link at the top of the page. Just prior to the start of the Annual Meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares during the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card in order to vote.

Can I vote my shares without attending the virtual Annual Meeting?

Stockholders of record may vote their shares by proxy, via mail or Internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may choose one of the following voting methods to cast your vote.

1.	To vote by mail, simply mark your proxy, date and sign it, and return it to the Company in the postage-paid envelope provided.

2.	To vote by Internet, follow the instructions on the proxy card. Internet voting prior to the virtual Annual Meeting is available 24 hours a day, 7 days a week, until 11:59 PM Eastern Daylight Time, on December 5, 2023 at http://www.vstocktransfer.com/proxy.

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The method by which you vote now will in no way limit your right to vote electronically at the virtual Annual Meeting if you later decide to attend. However, as discussed above, if you are a beneficial owner, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What am I voting on?

You are being asked to vote on two proposals:

●	Proposal No. 1: the election of Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore to the Board, to serve until our next annual meeting of stockholders; and

●	Proposal No. 2: the ratification of the appointment of SRCO, C.P.A, Professional Corporation (“SRCO”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

What if other matters are properly brought before the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

●	“FOR” the election of Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore to the Board;

●	“FOR” the ratification of the appointment of SRCO as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

●	entering a new vote over the Internet (until the applicable deadline set forth above);

●	returning a later-dated proxy card (which automatically revokes the earlier proxy);

●	providing a written notice of revocation to our corporate secretary at Bright Green Corporation, 1033 George Hanosh Boulevard, Grants, New Mexico 87020, Attn: Corporate Secretary; or

●	attending the Annual Meeting and voting virtually.

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Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee.

If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by, and on behalf of, our Board. Gurvinder Singh, our Chief Executive Officer, and Saleem Elmasri, our Chief Financial Officer, have been designated as proxies for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. Holders of at least 33.33% of the voting power of our outstanding common stock entitled to vote at the Annual meeting must be present in person or represented by proxy for us to hold and transact business at the Annual Meeting. On the record date, there were 183,883,818 shares outstanding and entitled to vote. Thus, the holders of at least 61,294,606 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Abstentions, “WITHHOLD” votes, and “broker non-votes” (as explained below) are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the meeting may be adjourned to another date by the chair of the meeting.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine,” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of SRCO as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 2) is considered routine under the rules of the Nasdaq Stock Market LLC (“Nasdaq”). All other proposals are considered “non-routine” under applicable federal securities rules and the rules of Nasdaq.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

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Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Directors. The election of each of Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore to the Board requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of a director. This means that if each of the nominees receives one or more affirmative votes, he or she will be elected as a director. You may vote “FOR” or “WITHHOLD” for each of the nominees. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent each of Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore from being elected as a director so long as each director receives an affirmative vote. Shares voted “WITHHOLD” will count towards the quorum requirement for the Annual Meeting.

Proposal No. 2: Ratification of Appointment of SRCO. The ratification of the appointment of SRCO requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal.

Who will count the votes?

A representative of Vstock will tabulate the votes and may act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

●	“FOR” the election of Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore to the Board;

●	“FOR” the ratification of the appointment of SRCO as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee.

Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter - Proposal No. 2 relating to ratifying the appointment of SRCO. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1.

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How can I contact BGC’s transfer agent?

You may contact our transfer agent by writing Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. You may also contact our transfer agent via email at info@vstocktransfer.com or by telephone at (212) 828-8436.

How are proxies solicited for the Annual Meeting, and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies, although we may engage a proxy solicitor in the future.

If you choose to access the proxy materials and/or vote over the Internet, or attend the Annual Meeting, you are responsible for any Internet access charges you may incur.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”), within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us at the address below, or call us at (833) 658-1799:

Bright Green Corporation

Attention: Investor Relations
1033 George Hanosh Boulevard

Grants, New Mexico 87020

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled “Proposals of Stockholders for 2024 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2024 annual meeting.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our Board is currently composed of five members. The following table sets forth the names, ages, and certain other information for our directors.

Name	Age	Position/Title
Terry Rafih	68	Executive Chairman
Dr Alfie Morgan	72	Director
Lynn Stockwell	66	Director
Dean Valore	51	Director
Robert Arnone	57	Director

Terry Rafih has been the Executive Chairman of BGC’s Board since October 2019, and previously served as BGC’s Chief Executive Officer from September 2022 to February 2023 and as BGC’s Interim Chief Executive Officer from June 2022 to September 2022. Since January 1989, Mr. Rafih has been the Owner and Chief Executive Officer of Rafih Automotive Group, one of Canada’s largest networks of auto dealerships. Mr. Rafih has decades of business experience and has managed mergers and acquisitions representing several billion dollars in aggregate value. Mr. Rafih received a B.S. in business administration from the University of Windsor. Mr. Rafih brings over 30 years of executive leadership experience to the Board. Mr. Rafih’s insights are critical to Board discussions.

Dr. Alfie Morgan has been a Director of BGC’s Board since 2020. Dr. Morgan has been an Emeritus Professor of Business Administration at the University of Windsor in Canada since September 2016. From 1969 to 2003, he served as a professor with the University of Windsor, retiring as full-time member of faculty. He is the author/co-author of numerous publications and a book covering topics in the areas of strategic management, strategic planning, entrepreneurship, new venture formation, and corporate strategy and corporate best practices. He has served as a Director of the Windsor Regional Chamber of Commerce since 2003, and served as a Director of the Better Business Bureau of Southwest Ontario from 2018 to 2020. He previously maintained a management consulting practice specializing in strategic planning, and new venture formation. Dr. Morgan holds a B.Com from Cairo University, an M.B.A. from Boston University, and a Ph.D. from American University. Dr. Morgan brings decades of management, research and leadership experience to the Board.

Lynn Stockwell is the founder of Bright Green Corporation and has been a Director of BGC’s Board since its inception. From 2015 to 2020, Ms. Stockwell was a Managing Member of Bright Green Innovations, LLC, a concept for a federally legal emerging cannabis company, where Ms. Stockwell was responsible for managing the company’s industry, business and medical research relationships. Ms. Stockwell has served as a director of a hospital and held senior leadership positions in connection with fund raising events to promote the use of natural additives as an alternative to opioids. Ms. Stockwell is a sponsor of biomedical research and clinical trials and a member of AHP, the Association for Healthcare Philanthropy, with an interest in plant-based bio-identical hormone replacement. Ms. Stockwell is intimately familiar with BGC’s business and operations and brings significant knowledge of BGC’s business and the healthcare industry to the Board.

Dean M. Valore has been a Director of BGC’s Board since 2020 and Lead Independent Director since July 2022. Mr. Valore is managing partner of Valore & Gordillo L.L.P., a law firm based in Cleveland, Ohio, which he co-founded in January 2012. Since January 2021, Mr. Valore has also acted as Magistrate with the South Euclid Municipal Court in Ohio. Mr. Valore has been an adjunct professor of law, focusing on federal procedure, with the Cleveland-Marshall College of Law at Cleveland State University since January 2011. Before entering private practice, Mr. Valore was a United States Attorney. Mr. Valore is an expert in matters related to federal corporate compliance and acts as legal counsel to several medical-grade cannabis and cannabis-related companies. Mr. Valore received his J.D. from Cleveland State University - Cleveland-Marshall College of Law and his B.S. in finance from Miami University. Mr. Valore brings decades of corporate governance and federal regulatory and legal experience to the Board.

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Robert Arnone has been a member of BGC’s Board since July 2021. Since 2006, Mr. Arnone has been co-owner and Chief Executive Officer of Levaero Aviation, the exclusive Canadian dealer for Pilatus Aircraft, and a globally recognized leading aircraft brokerage (“Levaero”). Mr. Arnone joined Levaero in 1999 and held various leadership positions before acquiring the company in 2006. Under his leadership, Levaero has expanded significantly and regularly records annual sales in excess of $75 million. Mr. Arnone holds a B.A. from Lakehead University and is a Certified Public Accountant.

Director Independence

The Nasdaq marketplace rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent, or, if a listed company has no nominations committee, that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors. The Nasdaq marketplace rules further require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act.

Our Board has affirmatively determined that each of Dr. Alfie Morgan, Dean Valore and Robert Arnone qualify as an independent director, as defined under the applicable corporate governance standards of Nasdaq. These rules require that our audit committee be composed of at least three (3) members, all of whom must be independent.

Board Leadership Structure

Terry Rafih is the Executive Chairman of the Board. In addition, Mr. Valore, Lead Independent Director, is a member of the audit committee, corporate governance and nominating committee, and compensation committee.

Role of Board in Risk Oversight Process

The Board actively manages the Company’s risk oversight process and receives periodic reports from management on areas of material risk to the Company, including operational, financial, legal, and regulatory risks. The Board committees and the lead independent director assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the Board with its oversight of the Company’s major financial risk exposures. The compensation committee assists the Board with its oversight of risks arising from the Company’s compensation policies and programs. The nominating and corporate governance committee assists the Board with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about the risks by committee chairs and the lead independent director.

Board Meetings and Committees

The Board holds periodic meetings, and ad hoc meetings if and when necessary. Directors are expected to attend Board meetings, meetings of stockholders and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

During 2022, our Board held two (2) meetings, and each director attended 100% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

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In April 2022, the Board established three standing committees, the audit committee, the compensation committee and the corporate governance and nominating committee, to assist the Board with the performance of its responsibilities. The initial composition of these committees was set by the Board at that time, in its discretion. Going forward, the Board will designate the members of these committees and the committee chairs based on the recommendation of the corporate governance and nominating committee. The Board has adopted written charters for each of these committees, which are available on the investor relations section of our website at https://brightgreen.us. Copies will also be available in print to any stockholder upon written request.

Audit Committee

The Board formally established an audit committee in April 2022. The audit committee is composed of three (3) independent directors, Robert Arnone, Dr. Alfie Morgan, and Dean Valore, Lead Independent Director. Mr. Arnone serves as chair of the audit committee. The committee’s primary duties are to:

●	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;
●	review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;
●	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the audit committee;
●	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;
●	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;
●	prepare the audit committee report for inclusion in our proxy statement for our annual stockholder meetings;
●	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters; and
●	approve all audit and permissible non-audit services conducted by our independent registered public accounting firm.

The Board has determined that each member of the audit committee is independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and are independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and the rules promulgated thereunder.

The Board has determined that Robert Arnone is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2012. The Board has further determined that each member of the audit committee is financially literate and that at least one member of the committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

Compensation Committee

The Board formally established a compensation committee in April 2022. The compensation committee is composed of three (3) independent directors (as defined under the general independence standards of the Nasdaq listing standards and our corporate governance guidelines): Dean Valore, Dr. Alfie Morgan, and Robert Arnone, each a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act). Mr. Valore serves as chair of the compensation committee. The committee’s primary duties are to:

●	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives;
●	determine and approve executive officer compensation, including base salary and incentive awards;

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●	make recommendations to the Board regarding compensation plans; and
●	administer any stock plan, equity incentive plan, inducement plan or other compensation plan adopted for the benefit of our employees and/or directors.

The compensation committee determines and approve all elements of executive officer compensation. It also provides recommendations to the Board with respect to non-employee director compensation. The compensation committee may not delegate its authority to any other person, other than to a subcommittee.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee during the fiscal year ended December 31, 2022 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2022, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the compensation committee of the Company.

Nominating and Corporate Governance Committee

Our Board formally established a nominating and corporate governance committee in April 2022. The nominating and corporate governance committee is composed of three (3) independent directors (as defined under the general independence standards of the Nasdaq listing standards and our corporate governance guidelines): Dean Valore, Dr. Alfie Morgan and Robert Arnone, each a “non-employee director” (within the meaning of Rule 16b-3 of the Exchange Act). Mr. Valore, Lead Independent Director, serves as chair of the committee. The committee’s primary duties are to:

●	recruit new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors;
●	review the size and composition of our Board and committees;
●	oversee the evaluation of the Board;
●	recommend actions to increase the Board’s effectiveness; and
●	develop, recommend and oversee our corporate governance principles, including our code of business conduct and ethics and our corporate governance guidelines

The nominating and corporate governance committee will consider several qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

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Board Diversity Matrix

Board Diversity Matrix (As of June 30, 2023)
Total Number of Directors: Five
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-
Part II: Demographic Background
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
White	1	4	-	-
Did Not Disclose Demographic Background	-	-	-	-

Director Nominations

The process of recommending director nominees for selection by the Board is undertaken by the nominating and corporate governance committee (see above).

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our amended and restated bylaws. See “Stockholder Proposals and Director Nominations Not for Inclusion in Proxy Statement” elsewhere in this proxy statement for additional requirements on the timeliness for recommendations for candidates in connection with next year’s annual meeting.

Director Attendance at Annual Meetings

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders.

Code of Business Conduct and Ethics

We adopted a written code of business ethics and conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The objective of the Code of Conduct is to provide guidelines for maintaining our and our subsidiaries integrity, reputation, honesty, objectivity and impartiality. The Code of Conduct addresses conflicts of interest, protection of our assets, confidentiality, fair dealing with stockholders, competitors and employees, insider trading, compliance with laws and reporting any illegal or unethical behavior. As part of the Code of Conduct, any person subject to the Code of Conduct is required to avoid or fully disclose interests or relationships that are harmful or detrimental to our best interests or that may give rise to real, potential or the appearance of conflicts of interest. Our Board has ultimate responsibility for the stewardship of the Code of Conduct, and it monitors compliance through our nominating and corporate governance committee. Directors, officers and employees are required to annually certify that they have not violated the Code of Conduct. Our Code of Conduct reflects the foregoing principles. The full text of our Code Conduct is published on our website at https://brightgreen.us/annual-meeting-code-of-ethics.

We intend to disclose any amendments to or waivers of certain provisions of our Code of Conduct in a Current Report on Form 8-K.

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Human Capital Management

As of December 31, 2022, we had 23 full-time employees. We consider our relationship with our employees to be good. We emphasize several measures and objectives in managing its human capital assets, including, among others, (i) employee safety and wellness, (ii) talent acquisition and retention, (iii) employee engagement, development and training, (iv) diversity and inclusion and (v) compensation. These targeted ideals may include annual bonuses, stock-based compensation awards, a 401(k) plan with employee matching opportunities, healthcare, and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, family care resources, and/or employee assistance programs. We also provide our employees with access to various innovative, flexible, and convenient health and wellness programs. We designed these programs to support employees’ physical and mental health by providing tools and resources to improve or maintain their health status and encourage engagement in healthy behaviors.

Environmental, Social and Governance Practices

We do not currently have a formal Environmental, Social and Governance Policy (“ESG Policy”) in place, but plan to do so in the future. We anticipate that the ESG Policy, when adopted by the Board, will include “Human Capital Management” as a key component, and focus on various topics, which may or may not include (1) hiring, promotion and talent development; (2) health and safety; (3) compensation and benefits; and (4) diversity and inclusion. Although we have not adopted a formal ESG Policy, our management and leadership incorporates the foregoing and other environmental, social and governance considerations in all matters related to human capital and human capital management.

Employee, Officer and Director Hedging

Pursuant to our Insider Trading Policy, officers, and employees are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds, or other derivatives) that are designed to hedge or speculate on any change in the market value of our securities.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation awarded to, earned by or paid to our directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Stock Awards (1) ($)	Total ($)
Lynn Stockwell	0	0	0	0
Dr. Alfie Morgan	0	0	0	0
Dean Valore	0	0	0	0
Robert Arnone	0	0	0	0
Terry Rafih	0	0	0	0

(1) Represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in the notes to our audited financial statements for the year ended December 31, 2022. These amounts do not represent the actual amounts paid to or realized by the executives during the fiscal years presented.

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PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our Board is currently composed of five directors. At the Annual Meeting, each director will be elected to our Board by the holders of our common stock. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

Nominees for Director

Our nominating and corporate governance committee recommended for nomination and our Board nominated each of Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore, for election as a director at the Annual Meeting. If elected, each will serve as a director until our next annual meeting and until his or her respective successor is duly elected and qualified. For more information concerning each of the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Each of the nominees has agreed to serve if elected, and management has no reason to believe that he or she will be unavailable to serve. In the event he or she is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present Board to fill the vacancy.

Required Vote

The directors elected to the Board will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of a director. In other words, if each of the nominees receives a single “FOR” vote, he or she will be elected as a director. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, to elect of each of Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore, as a director. Broker non-votes will have no effect on this proposal.

Board Recommendation:

Our Board recommends a vote “FOR” the election to the Board of each of Robert Arnone, Dr. Alfie Morgan, Terry Rafih, Lynn Stockwell, and Dean Valore, as a director.

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PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed SRCO as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023.

Notwithstanding such appointment and even if our stockholders ratify such appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of BGC and its stockholders. Our audit committee is submitting the appointment of SRCO to our stockholders because we value our stockholders’ views on such appointment and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may consider appointing another independent registered public accounting firm.

Fees Paid to the Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021 is SRCO, C.P.A., Professional Corporation, Amherst, NY, 6722.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by SRCO.

(US Dollars)	2022	2021
Audit fees	$76,000	$55,000
Audit-related fees	$23,000	$0
Tax fees	$0	$0
All other fees	$0	$0
Total	$99,000	$55,000

Audit fees for the fiscal years ended December 31, 2022 and 2021 rendered by SRCO relate to professional services rendered for the audits of our financial statements, quarterly reviews, and review of documents filed with the SEC.

Auditor Independence

In 2022, there were no other professional services provided by SRCO that would have required our audit committee to consider their compatibility with maintaining the independence of SRCO.

Pre-Approval Policy

The audit committee has adopted a policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The policy generally provides that we will not engage SRCO to render any audit, audit-related, tax or permissible non-audit service unless the service is explicitly approved by the audit committee. Any service to be provided by SRCO requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For pre-approval the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

Required Vote

Ratification of the appointment of SRCO as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on this proposal.

Board Recommendation

Our Board recommends a vote “FOR” the ratification of the appointment of SRCO as our independent registered public accounting firm for the year ending December 31, 2023.

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REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of our Board comprised solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC. The audit committee operates under a written charter approved by our Board, which is available on the corporate governance section of our web site at http://brightgreen.us. The audit committee held two (2) meetings in 2022. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, us and our independent auditor. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and its performance on an annual basis.

Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, SRCO, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and management’s evaluations of the Company’s system of internal control over financial reporting, contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and SRCO, the audit committee recommended to our Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Robert Arnone

Dr. Alfie Morgan

Dean Valore

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by BGC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent BGC specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

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EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with us and other biographical information are set forth below. There are no family relationships among any of our directors and executive officers.

Directors and Executive Officers	Age	Position/Title
Gurvinder Singh	46	Chief Executive Officer
Terry Rafih	68	Executive Chairman
Saleem Elmasri	38	Chief Financial Officer

Biographical information for our Terry Rafih is set forth above in the section “Board of Directors and Corporate Governance.”

Gurvinder Singh has been Chief Executive Officer since October 2023. Mr. Singh has been the CEO of Peak Visory Consulting, a strategic firm specializing in guiding U.S. and Asia-based companies to entry in U.S. markets (“Visory”), since he founded Visory in January 2022. From January 2022 until September 2023, Mr. Singh served as the Chief Strategy Officer for Pangea Global Technology Inc., a vertically integrated company operating in the Ag-Tech and smart lighting wireless technology space. Mr. Singh co-founded Glass House Brands Inc. in January 2018 and served as the Chief Marketing Officer from such time until October 2021. During his time at Glass House Brands Inc., Mr. Singh was responsible for the formation and growth of the company’s commercial cannabis operations, including the development of six million square feet of cultivation and the brand’s consumer retail business. Previously, Mr. Singh co-founded SC Investments LLC, a real estate investment firm, in January 2013 and served as CEO from such time until 2017. Prior to that, Mr. Singh co-founded TCW Trends, Inc., an active-branded apparel company, where he was pivotal in forging alliances with global retail partners. Mr. Singh holds board advisory positions for several international companies spanning across the Ag-tech, Real Estate and Consumer packaged goods sectors. Mr. Singh earned a B.A from Stanford University and an OPM certification from the Harvard Business School.

Saleem Elmasri has been Chief Financial Officer since March 2022. Mr. Elmasri has been working at Titan Advisory Services LLC as Managing Partner since September 2020. Titan Advisory Services LLC is a boutique advisory firm focused on providing collaborative and customized financial operations and CFO services to early stage companies. Mr. Elmasri was Managing Director at DLA LLC, a professional services firm providing clients internal audit, accounting advisory, and corporate finance services, from June 2019 to April 2021 (ended full time employment September 2020 and became a consultant to DLA through April 2021). Prior to that, Mr. Elmasri worked as Senior Director for Pine Hill Group LLC, a boutique accounting and transaction advisory firm, from March 2018 to June 2019, and worked as Senior Manager for PricewaterhouseCoopers LLP, a Big-4 Accounting and Global Professional Services firm, from September 2007 to March 2018. Mr. Elmasri is a CPA and seasoned business professional who has a passion for delivering meaningful and measurable value to clients through practical solutions. Mr. Elmasri has over 15 years of experience in financial and management consulting. Mr. Elmasri began his career at PricewaterhouseCoopers and worked on several of the firm’s Fortune 500 clients, primarily focused on the Life Sciences and Pharmaceutical industry. From PwC, Mr. Elmasri transitioned to lead advisory practices at boutique consulting firms, specializing in transaction and complex accounting advisory. Mr. Elmasri has B.S. degrees in Accounting and Finance from Rutgers University.

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EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by our named executive officers for the fiscal years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Terry Rafih, Executive Chairman, Former Chief Executive Officer(2)	2022	200,000	-	-	4,255,313	4,455,313
	2021	-	-	-	10,000	10,000

Saleem Elmasri, Chief Financial Officer	2022	218,669	-	-	2,000,000	2,218,669
	2021	-	-	-	-	-

Edward Robinson, Former Chief Executive Officer(3)	2022	180,250	-	-	-	180,250
	2021	-	-	-	-	-

(1)	Represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in the notes to our audited financial statements for the year ended December 31, 2022. These amounts do not represent the actual amounts paid to or realized by the executives during the fiscal years presented.

(2)	Mr. Rafih resigned as Chief Executive Officer in February 2023. Seamus McAuley was appointed as his replacement in February 2023. In October 2023, Mr. McAuley resigned as Chief Executive Officer due to health concerns. He was replaced by Gurvinder Singh who was appointed Chief Executive Officer at such time.

(3)	Mr. Robinson resigned as Chief Executive Officer in June 2022. Terry Rafih was appointed as his replacement in June 2022. Mr. Rafih resigned as Chief Executive Officer in February 2023. Seamus McAuley was appointed as his replacement in February 2023. In October 2023, Mr. McAuley resigned as Chief Executive Officer due to health concerns. He was replaced by Mr. Singh who was appointed Chief Executive Officer at such time.

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Outstanding Equity Awards at Fiscal 2022 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) Exercisable	Market Value of Shares or Units of Stock That Have Not Vested ($)
Terry Rafih, Executive Chairman, Former Chief Executive Officer(1)	0	0	0	0	6,037,500	$2,834,606
Saleem Elmasri, Chief Financial Officer	0	0	0	0	0	0
Edward Robinson, Former Chief Executive Officer(2)	0	0	0	0	0	0

(1)	Mr. Rafih resigned as Chief Executive Officer in February 2023. Seamus McAuley was appointed as his replacement in February 2023. Mr. McAuley stepped down as Chief Executive Officer in October 2023 due to health reasons, and was replaced by Gurvinder Singh.

(2)	Mr. Robinson resigned as Chief Executive Officer in June 2022. Terry Rafih was appointed as his replacement in June 2022.

Named Executive Officer Employment Arrangements

Below are descriptions of the current employment agreements with our named executive officers

Gurvinder Singh

On September 20, 2023, effective as of October 2, 2023, the Company entered into an Executive Employment Agreement with Mr. Singh (the “Singh Agreement”) to serve as the Company’s Chief Executive Officer. The Singh Agreement provides Mr. Singh a monthly base salary of $33,333.33, customary reimbursement for certain expenses, and eligibility to participate in the Company’s benefit plans and executive compensation programs generally. The Agreement provides for the award of up to an aggregate of 625,000 restricted stock units and 625,000 options to acquire shares of the Company’s common stock (the “Signing Awards”), pursuant to the Company’s 2022 Omnibus Equity Incentive Plan. The Signing Awards vest in accord with the terms provided in the Agreement. In addition, upon the achievement of specific milestones as set forth in the Singh Agreement, Mr. Singh shall be eligible to receive additional awards of up to an aggregate of 625,000 restricted stock units and 625,000 options to acquire shares of common stock (the “Milestone Awards”). Each Milestone Award is subject to and conditioned upon the approval of the Board of Directors, which approval shall be granted as each milestone is met. The Singh Agreement subjects Mr. Singh to standard restrictive covenants for agreements of its type, including non-competition, non-solicitation, and invention assignment provisions. The Singh Agreement is terminable by either Mr. Singh or the Company on ninety days’ notice in writing.

Terry Rafih

On September 22, 2022, and effective as of September 1, 2022, the Company entered into an Executive Employment Agreement with Mr. Terry Rafih (the “Rafih Agreement”) to serve as the Company’s Executive Chairman of the Board of Directors and Chief Executive Officer. The Rafih Agreement provides Mr. Rafih an annual base salary of $600,000, which shall initially be deferred until March 15, 2023, and eligibility to participate in the Company’s benefit plans and executive compensation programs generally. Additionally, Mr. Rafih is eligible to receive an annual cash bonus of up to 150% of his base salary, provided that certain performance objectives are met (as set and determined by the Board), and an annual bonus equal to 1.5% of the net revenue generated by the Company for each of the Company’s fiscal years ending 2022, 2023, and 2024. The Rafih Agreement subjects Mr. Rafih to standard restrictive covenants, including non-competition, non-solicitation, and invention assignment provisions.

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If Mr. Rafih’s employment is terminated by the Company without “Cause” (as defined in the Rafih Agreement) (other than for death or disability) or is terminated by Mr. Rafih for “Good Reason” (as defined in the Rafih Agreement) or the term of his employment is not renewed, Mr. Rafih will be entitled to receive (i) Accrued Obligations (as defined below); (ii) a lump sum payment equal to two (2) times the sum of (a) Mr. Rafih’s base salary then in effect and (b) two (2) times the maximum cash bonus then in effect for the current year; (iii) any earned but unpaid revenue bonus with respect to any completed fiscal year immediately preceding the termination date; (iv) any revenue bonus Mr. Rafih would have earned for the full year in which such termination occurred, prorated as set forth in the Rafih Agreement (v) all rights to which Mr. Rafih is entitled under each equity award as determined in accordance with the terms of the equity plans, programs, or award agreement under which any such equity has been granted, subject to the terms and conditions of the Rafih Agreement; and (vi) reimbursement of the COBRA premiums paid for continuation of coverage for Mr. Rafih, and his eligible dependents, until the earlier of (a) thirty-six (36) month period from the date of termination or (b) the date upon which Mr. Rafih and/or Mr. Rafih’s eligible dependents are no longer eligible for COBRA continuation coverage.

If Mr. Rafih’s employment is terminated for “Cause” (as defined in the Rafih Agreement) or is terminated by Mr. Rafih without “Good Reason” (as defined in the Rafih Agreement), Mr. Rafih will be entitled to receive (i) accrued but unpaid base salary for services rendered through the date of termination and accrued but unused vacation; (ii) reimbursement for unreimbursed business expenses properly incurred by Mr. Rafih; (iii) amounts which Mr. Rafih has earned and are owed to him pursuant to the terms of any written agreements, compensation and/or equity plans or programs of the Company or any of its affiliates as of the termination date, including, but not limited to any awards granted pursuant to any such plans or programs (such amounts subject to the terms and rights of those agreements and plans, all of which may differ based on the events of termination, and based on any discretion of the Board or the Company to accelerate vesting); (iv) amounts to which Mr. Rafih is legally entitled pursuant to any employee benefit plans of the Company or any of its affiliates as of the termination date (including, but not limited to, life insurance proceeds upon death and/or disability insurance proceeds upon disability); and (v) any indemnification rights Mr. Rafih has in connection with his service as an officer and/or director of the Company and/or its affiliates as of the termination date, whether pursuant to the Company’s governing documents or otherwise ((i)-(v) collectively, the “Accrued Obligations”).

Saleem Elmasri

On February 28, 2022, we entered into a Consulting Agreement (the “Elmasri Agreement”) with Saleem Elmasri, our Chief Financial Officer, to provide services to the Company prior to, and following, the registration of the Company’s securities under the Exchange Act. Mr. Elmasri was appointed Chief Financial Officer in March 2022. The Elmasri Agreement provides for the following compensation and benefits to Mr. Elmasri.

●	A monthly cash fee not to exceed $30,720, subject to increase as set forth in the Elmasri Agreement.
●	An initial term of two years.
●	Eligibility to participate in any equity compensation plan adopted by the Company.
●	Issuance of 500,000 shares of the Company’s common stock.

Edward Robinson

On April 1, 2022, we entered into an Employment Agreement (the “Robinson Agreement”) with Edward Robinson, our former Chief Executive Officer. The Robinson Agreement provided for the following compensation and benefits to Mr. Robinson:

●	An annual base salary of $540,000 paid in monthly instalments (as adjusted from time to time in the discretion of the Board and Compensation Committee). Notwithstanding the foregoing, during the fiscal year ended December 31, 2022, Mr. Robinson was to receive monthly payments in the amount of $6,750 with an aggregate of $344,250 in deferred compensation due and payable on or before December 15, 2022. Mr. Robinson was paid an aggregate of $180,250 in the year ended December 31, 2022.

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●	An annual bonus of up to 100% of annual base salary.
●	Reimbursement of travel and other expenses incurred by Mr. Robinson in connection with his service as Chief Executive Officer.
●	Upon termination by the Company without “cause” or resignation by Mr. Robinson for “good reason,” each as defined in the Robinson Agreement, Mr. Robinson was entitled to the accrued benefits due to the executive as set forth in the Robinson Agreement.

On June 27, 2022, Mr. Robinson resigned as the Company’s Chief Executive Officer.

EQUITY COMPENSATION PLAN INFORMATION

The Bright Green Corporation 2022 Omnibus Equity Compensation Plan (the “Plan”) was adopted and become effective upon obtaining stockholder approval on December 12, 2022.

Summary of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation.

13,547,384 of shares of common stock will be available for delivery pursuant to Awards granted under the Plan. The Plan covers the grant of awards to the Company’s employees (including officers), non-employee consultants and non-employee directors and those of the Company’s affiliates. In addition, the Plan permits the grant of awards (other than incentive stock options) to individuals who are expected to become an employee to, non-employee consultant or non-employee director of the Company or any of its affiliates within a reasonable period of time after the grant of an award. Any award granted to any individual who is expected to become an employee, non-employee consultant or non-employee director will be automatically terminated and cancelled without consideration if the individual does not begin performing services for the Company or any of its affiliate within twelve (12) months after the grant date. For purposes of the Plan, the Company’s affiliates include any corporation, partnership, limited liability company, joint venture or other entity, with respect to which we, directly or indirectly, own either (i) stock of a corporation possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (ii) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of any non-corporate entity.

The compensation committee of the Board administers the Plan. The compensation committee may delegate any or all of its administrative authority to the Company’s Chief Executive Officer or to a management committee except with respect to awards to executive officers who are subject to Section 16 of the Exchange Act. In addition, the full Board must serve as the committee with respect to any awards to the Company’s non-employee directors.

The stock delivered to settle awards made under the Plan may be authorized and unissued shares or treasury shares, including shares repurchased by the Company for purposes of the Plan. If any shares subject to any award granted under the Plan (other than a substitute award as described below) is forfeited or otherwise terminated without delivery of all or a portion of such shares, including on payment in shares on exercise of a stock appreciation right (or if such shares are returned to the Company due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the Plan. Any shares that are withheld or applied as payment (either actually or by attestation) for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of the award will not be treated as having been delivered under the Plan and will, at the discretion of the Company, be available for grant under the Plan.

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If a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of our shares or other securities, or other rights to purchase shares of the Company’s securities or other similar transaction or event affects the common stock such that the committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the Plan, the committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to awards (whether or not then outstanding) and the related exercise price relating to an award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Other than in the case of substitute awards, (i) a non-employee director who is a lead independent director or a director chair or a newly-appointed director may not be granted awards for cash or shares that together with any awards granted outside of the Plan have a fair market value (determined as of the date of grant) in excess of $2,000,000 in a single calendar year and (ii) any other non-employee director may not be granted awards for cash or shares that together with any awards granted outside of the Plan have a fair market value (determined as of the date of grant) in excess of $1,000,000 in a single calendar year.

Types of Awards

The Plan permits the granting of any or all of the following types of awards to all grantees:

●	stock options, including incentive stock options (“ISOs”);

●	stock appreciation rights (“SARs”);

●	restricted shares;

●	deferred stock and restricted stock units;

●	performance units and performance shares;

●	dividend equivalents;

●	bonus shares; and

●	other stock-based awards.

Generally, awards under the Plan are granted for no consideration other than prior and future services. Awards granted under the Plan may, in the discretion of the committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Plan or other plan of ours; provided, however, that if SARs are granted in tandem with ISOs, the SARs and ISOs must have the same grant date and term and the exercise price of the SARs may not be less than the exercise price of the ISOs. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Stock Options and SARs

The committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of the Company or one of its subsidiary corporations). A stock option allows a grantee to purchase a specified number of shares of the common stock at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. A SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or a SAR will be determined by the committee and set forth in the applicable award agreement but (other than in the case of substitute awards) the exercise price may not be less than the fair market value of a share of common stock on the grant date. The term of each option or SAR is determined by the committee and set forth in the applicable award agreement, except that the term may not exceed 10 years. Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), by delivering shares of the common stock previously owned by the grantee, or with the approval of the committee, by delivery of shares of common stock acquired upon the exercise of such option or by delivering restricted shares. The committee may also permit a grantee to pay the exercise price of an option through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price and any applicable tax withholding amounts to the Company.

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Restricted Shares

The committee may award restricted shares consisting of shares of common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the applicable award agreement. Upon termination of the grantee’s affiliation with the Company during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the applicable award agreement. Stock dividends and deferred cash dividends issued with respect to restricted shares will be subject to the same restrictions and other terms as apply to the restricted shares with respect to which such dividends are issued.

Deferred Stock and Restricted Stock Units

The committee may also grant deferred stock awards and/or restricted stock unit awards. A deferred stock award is the grant of a right to receive a specified number of shares of common stock at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Code. A restricted stock unit award is the grant of a right to receive a specified number of shares of common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership until the shares underlying the award are delivered in settlement of the award. Unless otherwise determined by the Committee, a grantee will have the rights to receive dividend equivalents in respect of deferred stock and/or restricted stock units, which dividend equivalents will be deemed reinvested in additional shares of deferred stock or restricted stock units, as applicable, and which will remain subject to the same forfeiture conditions applicable to the deferred stock or restricted stock units to which such dividend equivalents relate.

Performance Units

The committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee and reflected in the applicable award agreement. The initial value of a performance unit will be determined by the committee at the time of grant. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the applicable award agreement.

Performance Shares

The committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee and reflected in the applicable award agreement. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the applicable award agreement.

Bonus Shares

The committee may grant fully vested shares of common stock as bonus shares in recognition of past performance or as an inducement to become an employee, non-employee consultant or director on such terms and conditions as specified in the applicable award agreement.

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Dividend Equivalents

The committee is authorized to grant dividend equivalents, which provide a grantee the right to receive payment equal to the dividends paid on a specified number of shares of common stock. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the Plan. No dividend equivalents may be granted with respect to options or SARs. If deferred such dividend equivalents may be credited with interest or may be deemed to be invested in shares of common stock or in other property. Any dividend equivalents granted in conjunction with any award that is subject to forfeiture conditions will remain subject to the same forfeiture conditions applicable to the award to which such dividend equivalents relate.

Other Stock-Based Awards

The Plan authorizes the committee to grant awards that are valued in whole or in part by reference to or otherwise based on the Company’s securities. The committee determines the terms and conditions of such awards, including whether awards are paid in shares or cash.

Merger, Consolidation or Similar Corporate Transaction

If there is a merger or consolidation of the Company with or into another corporation or a sale of substantially all of the Company’s stock, or, collectively, a Corporate Transaction, and the outstanding awards are not assumed by surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the committee will cancel any outstanding awards that are not vested and non-forfeitable as of the consummation of such Corporate Transaction (unless the committee accelerates the vesting of any such awards) and with respect to any vested and non-forfeitable awards, the committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of common stock and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.

Further Amendments to the Plan

The Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

The terms of any outstanding option or stock appreciation right may not be amended: (i) to reduce the exercise price of such option or stock appreciation right, or (ii) cancel any outstanding option or stock appreciation right in exchange for other options or stock appreciation rights with an exercise price that is less than the exercise price of the cancelled option or stock appreciation right or for any cash payment (or shares having a fair market value) in an amount that exceeds the excess of the fair market value of the shares underlying such cancelled option or stock appreciation right over the aggregate exercise price of such option or stock appreciation right or for any other award, or (iii) take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations on the principal securities exchange on which the shares are traded, in each case without stockholder approval. The foregoing restrictions will not apply (i) unless the Company has a class of stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under the provisions of the Plan relating to adjustments for changes in capitalization, corporate transactions, or a liquidation or dissolution.

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In addition, subject to the terms of the Plan, no amendment or termination of the Plan may materially and adversely affect the right of a grantee without the consent of the grantee under any award granted under the Plan.

Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on the tenth anniversary of the most recent effective date of the Plan.

Federal Income Tax Consequences

The following discussion summarizes the certain Federal income tax consequences of the Plan based on current provisions of the Code, which are subject to change. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular grantee based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A or golden parachute excise taxes under Code Section 4999), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all grantees to consult their own tax advisors concerning the tax implications of awards granted under the Plan.

Options. A recipient of a stock option will not have taxable income upon the grant of the stock option. For stock options that are not incentive stock options, the grantee will recognize ordinary income upon exercise in an amount equal to the value of any cash received, plus the difference between the fair market value of the freely transferable and non-forfeitable shares received by the grantee on the date of exercise and the exercise price. The grantee’s tax basis in such shares will be the fair market value of such shares on the date the option is exercised. Any gain or loss recognized upon any later disposition of the shares generally will be a long-term or short-term capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the grantee, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the grantee on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the grantee holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the grantee will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. If the grantee holds the shares for the legally required holding period, the grantee’s tax basis in such shares will be the exercise price paid for the shares.

Generally, a company can claim a federal income tax deduction equal to the amount recognized as ordinary income by a grantee in connection with the exercise of a stock option, but not relating to a grantee’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the grantee holds the shares for the legally-required period.

Restricted Shares. Unless a grantee makes the election described below, a grant of restricted shares will not result in taxable income to the grantee or a deduction for the Company in the year of grant. The value of such restricted shares will be taxable to a grantee as ordinary income in the year in which the restrictions lapse. Alternatively, a grantee may elect to treat as income in the year of grant the fair market value of the restricted stock on the date of grant, provided the grantee makes the election within 30 days after the date of such grant. If such an election were made, the grantee would not be allowed to deduct at a later date the amount included as taxable income if the grantee should forfeit the shares of restricted stock. The amount of ordinary income recognized by a grantee is deductible by the Company in the year such income is recognized by the grantee, provided such amount constitutes reasonable compensation to the grantee. If the election described above is not made, then prior to the lapse of restrictions, dividends paid on the shares subject to such restrictions will be taxable to the grantee as additional compensation in the year received, and the Company will be allowed a corresponding deduction.

Other Awards. Generally, when a grantee receives payment in settlement of any other award granted under the Plan, the amount of cash and the fair market value of the shares received will be ordinary income to such grantee, and the Company will be allowed a corresponding deduction for federal income tax purposes.

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Generally, when a grantee receives payment with respect to dividend equivalents, the amount of cash and the fair market value of any shares or other property received will be ordinary income to such grantee. The Company will be entitled to a federal income tax deduction in an amount equal to the amount the grantee includes in income.

If the grantee is an employee or former employee, the amount the grantee recognizes as ordinary income in connection with an award (other than an incentive stock option) is subject to tax withholding.

Limitations on Deductions. Code Section 162(m) as amended by the Tax Cuts and Jobs Act, limits the Federal income tax deductibility of compensation paid to any covered employee to $1 million per fiscal year. A “covered employee” is any individual who (i) is the Company’s principal executive officer or principal financial officer at any time during the then current fiscal year, (ii) is one of the three highest paid named executive officers (other than the principal executive officer or principal financial officer) during the then current fiscal year or (iii) was a covered employee in any prior fiscal year beginning after December 31, 2016.

Deferred Compensation. Under Section 409A of the Code. Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Generally, Code Section 409A imposes accelerated inclusion in income and tax penalties on the recipient of deferred compensation that does not satisfy the requirements of Code Section 409A. Options and restricted shares granted under the Amended and Restated Omnibus Plan will typically be exempt from Code Section 409A. Other awards may result in the deferral of compensation. Awards under the Plan that may result in the deferral of compensation are intended to be structured to meet applicable requirements under Code Section 409A. Certain grantee elections and the timing of distributions relating to such awards must also meet requirements under Code Section 409A in order for income taxation to be deferred and tax penalties avoided by the grantee upon vesting of the award.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

June 2022 Stockholder Line of Credit

On June 5, 2022, the Company and LDS Capital LLC, whose managing member is a member of the Company’s Board, entered into an unsecured line of credit in the form of a note (the “June Note”). The June Note provides that the Company may borrow up to $5.0 million, including an initial loan in the amount of $3.0 million, through June 4, 2025 (the “June Note Maturity Date”) from Lender. Lender has committed to fund to the Company $3.0 million under the June Note by June 30, 2022. Prior to the June Note Maturity Date, the Company may borrow up to an additional $2.0 million under the June Note, at Lender’s sole discretion, and subject to the Company’s request of such additional funds form Lender (each loan furnished under the June Note individually, a “Loan,” and collectively, the “Loans”). The Company has the right, but not the obligation, to prepay any Loan, in whole or in part, prior to the June Note Maturity Date. Interest on the unpaid principal amount of any Loan accrues through the earlier of the June Note Maturity Date or the date of prepayment on such Loan, at a rate of 2% per annum plus the Prime Rate (the rate of interest per annum announced from time to time by JPMorgan Chase Bank as its prime rate). If the principal and interest, if any, of any Loan is not paid in full on the Maturity Date, additional penalty interest will accrue on such Loan in the amount of 2% per annum.

On November 14, 2022, the Company and LDS Capital LLC amended the June Note to increase the line of credit from $5.0 million to $15.0 million.

On January 9, 2023, the June Note was paid down $17,795. On January 31, 2023, the Lender assigned the June Note to its sole member, an individual, Lynn Stockwell (the “Lender”), who is a member of the Board and majority stockholder of the Company. On February 1, 2023, through a cashless conversion, the June Note was used to pay in full the related party loan balance of $392,194. On February 6, 2023, through a cashless conversion, the June Note was paid down $880,000 in exchange for an $880,000 investment for 22,005 shares of the Company’s common stock valued at $39.99 pursuant to the Company’s EB-5 Program. On March 14, 2023, the Company drew an additional $200,000 on the June Note.

As of August 31, 2023, all amounts of principal interests and other costs under the June Note were $3,619,788.94 (the “Repayment Obligation”). In connection with the Repayment Obligation, on September 1, 2023, the Company and the Lender entered into an agreement (the “Note Agreement”) pursuant to which, in consideration for the cancellation and full satisfaction of the Repayment Obligation, the Company issued to the Lender (i) 2,827,960 shares (the “Note Shares”) of the Company’s common stock, par value $0.0001 per share, representing a conversion of outstanding principal at $1.15 per Note Share, and (ii) warrants representing a conversion of outstanding principal at $0.13 per warrant to purchase up to 2,827,960 shares of the Company’s common stock at a price of $3.00 per share.

The warrants are exercisable immediately upon issuance, and shall expire on the earlier of (i) the date that is 45 days after the date on which closing price of the Company’s common stock on the Nasdaq Capital Market equals or exceeds $3.00 per share, and (ii) August 31, 2024.

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Arrangement with Alterola

On August 25, 2022, we entered into a non-binding letter of intent (the “Alterola Agreement”) with Alterola Biotech, Inc. (“Alterola”) pursuant to which we agreed to explore a merger transaction with Alterola. Pursuant to the Alterola Agreement, the Company agreed to acquire 25% (the “Initial Shares”) of the issued and outstanding shares of common stock, par value $0.001 per share of Alterola (“Alterola Stock”), subject to customary due diligence and applicable regulatory approvals. Additionally, pursuant to the Alterola Agreement, we received a six-month option (the “Alterola Option”) to acquire all remaining issued and outstanding shares of Alterola Stock, subject to customary due diligence, and regulatory, stockholder and other necessary approvals. On April 4, 2023, we announced our intention to exercise the Alterola Option.

Pursuant to the Alterola Agreement, on October 3, 2022, the Company entered into a Secondary Stock Purchase Agreement and Release (the “Secondary SPA”) with Phytotherapeutix Holdings Ltd., a United Kingdom entity (“Phyto”), Equipped4 Holdings Limited, a United Kingdom entity (“Equipped”), TPR Global Limited, a United Kingdom entity (“TPR”) (Phyto, Equipped and TPR, each, a “Seller” and collectively, the “Sellers”) and Alterola providing for the purchase by Bright Green of the Initial Shares from the Sellers.

The Sellers in aggregate sold 201,761,982 shares of Alterola Stock to Bright Green for a purchase price of $3,999,999 pursuant to the payment schedule set forth in the Secondary SPA. Following the receipt of each installment payment, the Sellers agreed to loan to Alterola the proceeds such Seller received from the foregoing sale of its shares of Alterola Stock pursuant to a loan agreement.

The Sellers held 67% of the total outstanding shares of Alterola Stock prior to the closing of the Secondary SPA. As a result of this transaction, Bright Green obtained ownership or voting power of approximately 25% of the total outstanding shares of Alterola Stock.

Concurrently with the signing of the Secondary SPA, the Company and the Sellers entered into a voting agreement (the “Voting Agreement”) whereby the Sellers agree to vote in favor of the adoption of an agreement to effect the Company’s acquisition of Alterola or Alterola’s merger into the Company or a subsidiary of the Company, as the case may be, pursuant to additional terms set forth in the Voting Agreement. Pursuant to the Voting Agreement, the Sellers executed an irrevocable proxy (the “Irrevocable Proxy”) whereby the Sellers granted the Company an irrevocable proxy to vote the Sellers’ Subject Shares (as defined therein) in a manner consistent with the Voting Agreement and pursuant to additional terms set forth in the Irrevocable Proxy.

The Alterola Agreement provides that the parties shall use their good faith efforts to enter into a definitive agreement setting forth the binding terms of the transaction, whereby we shall acquire all remaining Alterola Stock in exchange for an additional $6 million together with an aggregate of $40 million of shares of our common stock (the “Alterola Transaction”).

On April 4, 2023, we announced our intention to acquire the remaining issued and outstanding common stock of Alterola.

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Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Delaware, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Policies and Procedures for Transactions with Related Parties

The Company has adopted a related party transaction policy that set forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest. Under the related party transaction policy, if a transaction involving an amount in excess of $120,000 has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by the Company’s audit committee.

In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of business of the Company;
●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to the Company of, the transaction; and any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The related party transaction policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

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SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of October 25, 2023, by:

●	each person known to be the beneficial owner of more than 5% of our outstanding common stock;
●	each of our executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days. Shares subject to options that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of the Company is c/o Bright Green Corporation., 1033 George Hanosh Boulevard, Grants, NM 87020.

Name and address of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned(1)
5% Stockholders:
E. Mailloux Enterprises, Inc. and related parties(2)	21,200,000		11.35%

Named Executive Officers and Directors
Gurvinder Singh, CEO	-		*	%
Terry Rafih, Executive Chairman	16,592,500		8.89%
Saleem Elmasri, CFO	1,000,000		*	%
Lynn Stockwell, Director	72,011,618	(3)	38.57%
Dr. Alfie Morgan, Director	5,000		*	%
Dean Valore, Director	5,000		*	%
Robert Arnone, Director	105,000	(4)	*	%
Directors and Executive Officers as a Group (8 persons)(5)	95,924,118	(5)	51.38	%(5)

* Less than 1%.

(1) Based on 183,883,818 shares of common stock outstanding as of October 25, 2023. Any shares of common stock not outstanding which are issuable upon the exercise or conversion of other securities held by a person within the next 60 days are considered to be outstanding when computing such person’s ownership percentage of common stock but are not when computing anyone else’s ownership percentage.

(2) This information is solely based on the Company’s review of filings made on Schedule 13G with the SEC, relating to beneficial ownership of 21,200,000 shares of common stock as of June 2, 2023. The address of E. Mailloux Enterprises, Inc. (“MEI”) is 3129 Marentette Ave., Unit 2 Windsor ON N8X 4G1, Canada. Ernie Mailloux has voting and dispositive power with respect to the shares of common stock held by MEI. Consists of 13,700,000 shares of common stock held by MEI, 7,500,000 shares of common stock held by Cheryl Mailloux, wife of Mr. Mailloux. Mr. Mailloux may be deemed to have voting and dispositive power over shares of common stock held by Mrs. Mailloux.

(3) Includes warrants to purchase 2,827,960 shares of common stock at an exercise price of $3.00 per share.

(4) Includes 100,000 shares held by Aerigo Solutions Inc. Mr. Arnone has sole voting and dispositive power over the shares of common stock held by Aerigo Solutions Inc.

(5) Includes 100,000 shares beneficially owned by Douglas Bates, who resigned as Chief Financial Officer in March 2022 and 5,605,000 shares beneficially owned by Edward Robinson, who resigned as Chief Executive Officer in June 2022 and as a director on July 1, 2022, and 500,000 shares beneficially owned by Seamus McAuley, who resigned as Chief Executive Officer on October 2, 2023.

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OTHER MATTERS

Section 16(a) Reporting Compliance

Section 16(a) of the Exchange Act requires certain of our officers and our directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us, we believe that during the year ended December 31, 2022, all filing requirements applicable to all of our officers, directors, and greater than 10% beneficial stockholders were timely complied with.

Fiscal Year 2022 Annual Report

Our financial statements for our fiscal year ended December 31, 2022 are included in our 2022 annual report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2022 annual report are posted on our website at http://brightgreen.us and at the website of the SEC at www.sec.gov. You may also obtain a copy of our 2022 annual report without charge by sending a written request to us at Bright Green Corporation, 1033 George Hanosh Boulevard, Grants, New Mexico 87020, Attention: Investor Relations.

Company Website

We maintain a website at http://brightgreen.us. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.

PROPOSALS OF STOCKHOLDERS FOR 2024 ANNUAL MEETING

For any proposal to be considered at an annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws, as amended and restated.

Our amended and restated bylaws establish an advance notice procedure for stockholders who wish to properly bring business before an annual meeting of stockholders.

Proposals other than Nominations of Directors

In order to be properly brought before our 2024 annual meeting of stockholders, a stockholder must have given timely written notice of such proposal (other than nominations), to the Secretary of the Company at the principal executive offices of the Company. To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, must be delivered to the Corporate Secretary at BGC’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

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Nominations of Directors

In order for a nomination to be properly brought before our 2024 annual meeting of stockholders, a stockholder of record must have given timely written notice of such nomination, to the Secretary of the Company at the principal executive offices of the Company. To be timely for our 2024 annual meeting of stockholders, a stockholder of record’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this paragraph, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by a stockholder of record to be timely must be so received not later than the close of business on the later of (i) 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least 10 days before the last day a stockholder of record may deliver a notice of nomination in accordance with the preceding sentence, a stock holder of record’s notice required by our amended and restated bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice.

To be in proper written form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our amended and restated bylaws. Notices should be addressed to:

Bright Green Corporation
Attn: Corporate Secretary
1033 George Hanosh Boulevard

Grants, New Mexico 87020

*********

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Grants, New Mexico

November 7, 2023

29

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy
Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. Eastern Time on December 5, 2023. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

CONTROL #

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders Proxy Card— Bright Green Corporation

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2

1. The approval of the election of the following individuals to the board of directors of the Company, to serve until the next annual meeting of stockholders:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

1. Terry Rafih 2. Dr. Alfie Morgan 3. Lynn Stockwell
4. Dean Valore 5. Robert Arnone

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date ______________________

Signature ______________________

Signature, if held jointly ______________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT9999 90.00

BRIGHT GREEN CORPORATION

1033 George Hanosh Boulevard
Grants, NM 87020

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 6, 2023

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints GURVINDER SINGH and SALEEM ELMASRI and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Bright Green Corporation on December 6, 2023, or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side.

PLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALID

TEST ISSUE REF 1999